SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 16, 2009

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5D, TOWER A, 2 BUILDING BUSINESS CENTER

JINYUAN SHIDAI, NO. 2 E. ROAD

LANDIANCHANG, HAIDIAN DISTRICT

BEIJING, PEOPLE’S REPUBLIC OF CHINA 100097

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-10) 8887-6366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

The purpose of this filing is to clarify certain information that was recently forwarded to a limited number of individuals by the Registrant’s investor relations / public relations firm. On September 15, 2009, certain individuals received an email from the Registrant’s investor / public relations firm directing their attention to an article about the Registrant’s recently completed initial public offering because it thought the article would be of interest to those individuals. This article was posted on a third party website, www.seekinglpha.com. The Registrant did not directly or indirectly participate in the creation of this article. While the article generally quoted material directly from the final prospectus for the Registrant’s initial public offering, the author of the article provided readers with his estimates for the Registrant’s revenues and future stock price.

The Registrant wishes to emphasize that it does not adopt or endorse the author’s estimates relating to future revenues and stock prices. To date, the Company has not published any earnings guidance. To the extent the Registrant wishes to provide the investing public with earnings guidance, it will do so through a formal press release and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Phil Fan
Phil Fan
President

Dated: September 16, 2009

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